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                                                                    Exhibit 99.2

                            NOTICE OF GUARANTEED DELIVERY

                                         for

                                  Offer to Exchange
                            8 1/8% Exchange Notes due 2004
                   for Any and All Outstanding 8 1/8% Notes due 2004
                            8 3/8% Exchange Notes due 2007
                   for Any and All Outstanding 8 3/8% Notes due 2007
                            8 7/8% Exchange Notes due 2017
                   for Any and All outstanding 8 7/8% Notes due 2017
                            8 1/2% Exchange Notes due 2027
                   for Any and All Outstanding 8 1/2% Notes due 2027
                                          of
                          Comcast Cable Communications, Inc.


    Registered holders of outstanding 8 1/8% Notes due 2004, 8 3/8% Notes due 2007, 8 7/8% Notes due 2017 and 8 1/2% Notes due 2027 (collectively, the "Old Notes") who wish to tender their Old Notes in exchange for a like principal amount of 8 1/8% Exchange Notes due 2004, 8 3/8% Exchange Notes due 2007, 8 7/8% Exchange Notes due 2017 and 8 1/2% Exchange Notes due 2027 (collectively, the "New Notes") and, in each case, whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Bank of Montreal
Trust Company (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto.
This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or by mail to the Exchange Agent. See "The Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus.

                   The Exchange Agent for the Exchange Offer is:

                          BANK OF MONTREAL TRUST COMPANY


       By Hand:                                By Mail or Overnight Courier:

Bank of Montreal Trust Company                 Bank of Montreal Trust Company
      77 Water Street,                           77 Water Street, 4th Floor
     5th Floor Window                               Attn: Amy Roberts,
     New York, NY 10005                          Corporate Trust Department
                                                    New York, NY 10005



                               Facsimile Transmissions:
                             (Eligible Institutions Only)
                                    (212) 701-7684

                               To Confirm by Telephone
                               or for Information Call:
                                    (212) 701-7650

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    Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.





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                     THE FOLLOWING GUARANTEE MUST BE COMPLETED

                               GUARANTEE OF DELIVERY

                     (Note to be used for signature guarantee)

    The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Old Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.



Name of Firm:_____________________  ___________________________________
                                    (Authorized Signature)


Address:__________________________  Title:_____________________________

__________________________________  Name:______________________________
                      (Zip Code)            (Please type or print)

Area Code and Telephone Number:      Date:_____________________________

__________________________________




         NOTE: DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED
           DELIVERY. NOTES SHOULD BE SENT WITH YOUR LETTER OF
                            TRANSMITTAL.






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